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                                                                    EXHIBIT 23.2



Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report dated July 31, 2001 on the financial statements of Southwest Sports Television, L.P. as of December 31, 2000 and for the year then ended (and to all references to our firm) included in or made a part of this registration statement.



                                       /s/ Arthur Andersen LLP


Dallas, Texas,
    October 26, 2001